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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       Date of Report: February 28, 2001


                            THE KUSHNER-LOCKE COMPANY
             (Exact name of registrant as specified in its charter)



         CALIFORNIA                      0-17295               95-4079057
(State or other jurisdiction of        (Commission           (IRS Employer
 incorporation or organization)        File Number)         Identification No.)


11601 WILSHIRE BOULEVARD, 21ST FLOOR
LOS ANGELES, CALIFORNIA                                           90025
(Address of Principal Executive Offices)                        (Zip Code)



                                 (310) 481-2000
              (Registrant's telephone number, including area code)




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Item 5.  Other Events.
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     On February 27, 2001, The Kushner-Locke Company (the "Company") finalized
Amendment No. 2 to its Limited Forbearance Agreement, dated as of January 11, 2001, as amended by Amendment No. 1 dated as of January 29, 2001, with its lenders and The Chase Manhattan Bank ("Chase") as Agent and as Fronting Bank for the lenders with respect to its Credit, Security, Guaranty and Pledge Agreement, dated as of June 19, 1996, among the Company, the Guarantors named therein, the lenders named therein and Chase (as such agreement has been amended from time to time, the "Credit Agreement"). In entering into this Limited Forbearance Agreement, the Company had acknowledged that it was in default under the Credit Agreement resulting from, among other things, its failure to make certain interest and principal payments, and that the lenders and agents were entitled to immediately accelerate the loans under the Credit Agreement and exercise various other remedies.

     This Amendment No. 2 to the Limited Forbearance Agreement provides that Chase will not draw from any amounts currently on deposit or deposited in the future in the Company's existing accounts, including any collections in respect of the Company's receivables, and that it will not use such amounts to offset amounts payable under the Credit Agreement. Chase has agreed to refrain from so drawing on these accounts until 5:00 p.m., Eastern Standard Time, April 4, 2001 or upon the earlier occurrence of certain termination events (the "Forbearance Period"). The earlier termination events include the commencement of involuntary bankruptcy proceedings against the Company by any other creditor of the Company, the attempt by any other creditor of the Company to execute a judgment against any asset of the Company, the commencement by the Company of voluntary bankruptcy proceedings, the payment by the Company of any interest or principal to any holder of the Company's subordinated debt, a change in control of the Company, a change in the management of the Company, the Company's failure to properly fund its employee benefit plans, the Credit Agreement becoming null and void for any reason other than by action of the lenders, or the failure of the company to timely comply with any term or covenant of the Limited Forbearance Agreement. Chase has retained all of its other rights and remedies under the Credit Agreement.

     Additionally, the Company has undertaken to report each week to Chase the amounts of its actual expenditures as compared to the amounts permitted under the disbursement schedule included in Amendment No. 2 to Limited Forbearance Agreement.

     The purpose of this additional forbearance period is to allow the Company additional time to prepare for the proposed sale of its film library and related accounts receivable and to explore various restructuring options. The Company has engaged Houlihan, Lokey, Howard & Zukin, Inc. to advise and assist in connection with such proposed sale.

     As a result of the default under the Credit Agreement, the Company is prohibited from making any payments to any subordinated creditors under either its 13 3/4% Convertible Subordinated Debentures or its 8% Convertible Subordinated Debentures, both of which matured in December 2000.

Item 7. Financial Statements and Exhibits.
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Exhibit 10.71  Amendment No. 2 dated as of February 27, 2001 to Limited
               Forbearance Agreement dated as of January 11, 2001 among The Kushner-Locke Company, its subsidiaries, the Lenders party to the Credit Agreement and The Chase Manhattan Bank, as Agent and Fronting Bank for the Lenders.



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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: February 27, 2001                THE KUSHNER-LOCKE COMPANY


                                        By: /s/ DONALD KUSHNER
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                                            Donald Kushner
                                            Co-Chairman of the Board and
                                            Co-Chief Executive Officer




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                                 EXHIBIT INDEX


Exhibit No.
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 10.71          Amendment No. 2 dated as of February 27, 2001 to Limited
                Forbearance Agreement dated as of January 11, 2001 among The Kushner-Locke Company, its subsidiaries, the Lenders party to the Credit Agreement and The Chase Manhattan Bank, as Agent and Fronting Bank for the Lenders.